Exhibit 99.1

Erasca Reports First Quarter 2023 Financial Results and Business Updates

Publication of promising Phase 1b data in Journal of Clinical Oncology supports plans for pivotal Phase 3 SEACRAFT-2 trial for naporafenib in patients with NRASm melanoma expected to initiate in H1 2024; dosing of the first patient in Phase 1b SEACRAFT-1 trial in patients with RAS Q61X tissue agnostic solid tumors planned for H2 2023

ERAS-601 plus cetuximab combination was well tolerated with predominantly low-grade adverse events, supporting ‘three weeks on, one week off’ dosing regimen for ERAS-601

Clinical data readouts for HERKULES-2 (ERAS-007), HERKULES-3 (ERAS-007), and THUNDERBBOLT-1 (ERAS-801) trials planned in 2023

Strong balance sheet with cash, cash equivalents, and marketable securities of $390 million as of March 31, 2023, expected to fund operations into H2 2025

SAN DIEGO, May 15, 2023 (GLOBE NEWSWIRE) -- Erasca, Inc. (Nasdaq: ERAS), a clinical-stage precision oncology company singularly focused on discovering, developing, and commercializing therapies for patients with RAS/MAPK pathway-driven cancers, today reported financial results for the fiscal quarter ended March 31, 2023, and provided business updates.

“In 2023, we plan to further refine the developmental focus of our lead clinical programs and accelerate our transition into a late-stage clinical development company. For ERAS-601, we have identified the maximum tolerated dose for the combination with cetuximab and are pleased by the promising preliminary safety and tolerability data with reversible and manageable treatment-related adverse events (TRAEs) seen with our ‘three weeks on, one week off’ dosing regimen. Continued exploration of this combination will be prioritized in patients with human papillomavirus (HPV)-negative head and neck squamous cell carcinoma (HNSCC), with initial data expected in the first half of 2024,” said Jonathan E. Lim, M.D., Erasca’s chairman, CEO, and co-founder. “Coming up at ASCO, two poster presentations will provide initial combination data for our ERK1/2 inhibitor ERAS-007 from our HERKULES-3 trial in patients with advanced gastrointestinal (GI) malignancies.”

Dr. Lim continued, “We are looking forward to dosing the first patient in SEACRAFT-1 expected in the second half of this year and continuing clinical development of naporafenib, the latest addition to our pipeline and our most advanced clinical program. The compelling anti-tumor activity demonstrated in the recent Journal of Clinical Oncology publication of the Phase 1b trial for naporafenib plus trametinib in patients with NRAS-mutant (NRASm) melanoma reinforces the potential benefit of our pivotal Phase 3 SEACRAFT-2 trial, which is expected to initiate in the first half of 2024. With our promotions of two strong leaders, Dr. Shannon Morris to Chief Medical Officer and Ms. Chandra Lovejoy to Chief Regulatory Affairs Officer, we are well-positioned for continued clinical and regulatory execution across our multiple near-term clinical milestones.”

Research and Development (R&D) Highlights

•
Granted FDA Fast Track Designation For ERAS-801 in Glioblastoma: In May 2023, Erasca announced that the United States Food and Drug Administration (FDA) granted Fast Track Designation (FTD) to ERAS-801 (CNS-penetrant EGFR inhibitor) for the treatment of adult patients with glioblastoma (GBM) with EGFR gene alterations.
•
Presented Promising Initial Phase 1b Dose Escalation Data for ERAS-601: In April 2023, Erasca presented promising initial Phase 1b dose escalation data from FLAGSHP-1 for ERAS-601 in combination with cetuximab (ERBITUX®) in patients with advanced solid tumors as part of a poster presentation at the American Association for Cancer Research (AACR) Annual Meeting.
•
Announced Publication of Phase 1b Data for Naporafenib: In April 2023, Erasca announced the publication of results in the Journal of Clinical Oncology from the expansion arm of a Phase 1b open label trial evaluating pan-RAF inhibitor naporafenib plus MEK inhibitor trametinib (MEKINIST®) in patients with NRASm melanoma.
•
Announced Two Poster Presentations at the 2023 ASCO Annual Meeting: In April 2023, Erasca announced that preliminary Phase 1b combination data for potential best-in-class ERK1/2 inhibitor ERAS-007 with encorafenib (BRAFTOVI®) and cetuximab or with palbociclib (IBRANCE®) in patients with advanced GI malignancies will be presented as part of poster presentations at the 2023 American Society of Clinical Oncology (ASCO) Annual Meeting.

Corporate Highlights

•
Strengthened Clinical and Regulatory Executive Leadership: In April 2023, Erasca promoted Shannon R. Morris, M.D., Ph.D., to Chief Medical Officer, and Chandra D. Lovejoy, M.S., to Chief Regulatory Affairs Officer

Key Upcoming Milestones

•
SEACRAFT-1: Phase 1b trial for naporafenib in patients with RAS Q61X tissue agnostic solid tumors
o
Dosing of the first patient expected in the second half of 2023
o
Initial Phase 1b combination data expected between the second and fourth quarters of 2024
•
SEACRAFT-2: Randomized pivotal Phase 3 trial for naporafenib in patients with NRASm melanoma
o
Dosing of the first patient expected in the first half of 2024
•
HERKULES-1: Phase 1b trial for ERAS-007 plus ERAS-601 in patients with advanced solid tumors
o
Initial Phase 1b combination data expected in the first half of 2024
•
HERKULES-2: Phase 1b trial for ERAS-007 in patients with advanced non-small cell lung cancer (NSCLC)
o
Initial Phase 1b combination data expected in the second quarter of 2023
•
HERKULES-3: Phase 1b trial for ERAS-007 in patients with GI malignancies
o
Initial Phase 1b combination data in patients with RAS- and BRAF-mutated GI malignancies expected in the second quarter of 2023
o
Phase 1b combination expansion data in patients with BRAF-mutated colorectal cancer (CRC) expected between the second half of 2023 and the first half of 2024
•
FLAGSHP-1: Phase 1b trial for ERAS-601 in patients with advanced solid tumors
o
Phase 1b combination data in patients with HPV-negative advanced HNSCC expected in the first half of 2024
•
THUNDERBBOLT-1: Phase 1 trial for ERAS-801 in patients with recurrent glioblastoma (GBM)
o
Initial Phase 1 data in patients with recurrent GBM expected in the second half of 2023

•
AURORAS-1: Phase 1 trial for ERAS-3490 in patients with KRAS G12Cm NSCLC
o
Initial Phase 1 data expected in 2024

First Quarter 2023 Financial Results

Cash Position: Cash, cash equivalents, and marketable securities were $389.7 million as of March 31, 2023, compared to $435.6 million as of December 31, 2022. Erasca expects its current cash, cash equivalents, and marketable securities balance to fund operations into the second half of 2025.

Research and Development (R&D) Expenses: R&D expenses were $27.6 million for the quarter ended March 31, 2023, compared to $27.4 million for the quarter ended March 31, 2022. The quarter ended March 31, 2022 also included $2.0 million of in-process R&D expenses related to a development milestone payment in connection with our license agreement with Katmai Pharmaceuticals, Inc.

General and Administrative (G&A) Expenses: G&A expenses were $9.4 million for the quarter ended March 31, 2023, compared to $7.1 million for the quarter ended March 31, 2022. The increase was primarily driven by personnel costs, including stock-based compensation expense, and facilities and related costs.

Net Loss: Net loss was $33.2 million, or $(0.22) per basic and diluted share, for the quarter ended March 31, 2023, compared to $36.5 million, or $(0.31) per basic and diluted share, for the quarter ended March 31, 2022.

About Erasca
At Erasca, our name is our mission: To erase cancer. We are a clinical-stage precision oncology company singularly focused on discovering, developing, and commercializing therapies for patients with RAS/MAPK pathway-driven cancers. Our company was co-founded by leading pioneers in precision oncology and RAS targeting to create novel therapies and combination regimens designed to comprehensively shut down the RAS/MAPK pathway for the treatment of cancer. We have assembled what we believe to be the deepest RAS/MAPK pathway-focused pipeline in the industry. We believe our team’s capabilities and experience, further guided by our scientific advisory board which includes the world’s leading experts in the RAS/MAPK pathway, uniquely position us to achieve our bold mission of erasing cancer.

Cautionary Note Regarding Forward-Looking Statements
Erasca cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include, but are not limited to: our expectations regarding the potential therapeutic benefits of our product candidates, including naporafenib, ERAS-007, ERAS-601, ERAS-801, and ERAS-3490; our ability to achieve continued clinical and regulatory execution across our multiple near-term clinical milestones; the planned advancement of our development pipeline, including the anticipated timing of initiation and/or data readouts for the SEACRAFT series of trials, the HERKULES series of trials, the FLAGSHP-1 trial, the THUNDERBBOLT-1 trial, and the AURORAS-1 trial, and other upcoming development milestones; and our expectation that our current cash, cash equivalents and marketable securities will fund our operations into the second half of 2025. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: our approach to the discovery and development of product candidates based on our singular focus on shutting down the RAS/MAPK pathway, a novel and unproven approach; potential delays in the commencement, enrollment, and completion of clinical trials and preclinical studies; our dependence on third parties in connection with manufacturing, research, and preclinical and clinical testing; unexpected adverse side effects or inadequate efficacy of our product candidates that may limit their development, regulatory approval, and/or commercialization, or may result in recalls or product liability claims; unfavorable results from preclinical studies or clinical trials; results from preclinical studies or early clinical trials not necessarily being predictive of future results; we have not conducted any clinical trials of naporafenib and are reliant on data generated by Novartis in prior clinical trials conducted by it; our planned SEACRAFT trials may not support the registration of naporafenib; the inability to realize any benefits from our current licenses, acquisitions, and collaborations, and any future licenses, acquisitions, or collaborations, and our ability to fulfill our obligations under such arrangements; regulatory developments in the United States and foreign countries; our dependence on third parties for our existing collaboration and supply agreements and we may not realize any benefits from such agreements; our ability to obtain and maintain intellectual property protection for our product candidates and maintain our rights under intellectual property licenses; our ability to fund our operating plans with our current cash, cash equivalents, and marketable securities; our ability to maintain undisrupted business operations due to the COVID-19 pandemic and global geopolitical events, such as the ongoing conflict between Russia and Ukraine; unstable market and economic conditions and adverse developments with respect to financial institutions and associated liquidity risk may adversely affect our business, financial condition and stock price, and the broader economy and biotechnology industry; we may use our capital resources sooner than we expect; and other risks described in our prior filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2022, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Erasca, Inc.

Selected Condensed Consolidated Balance Sheet Data

(In thousands)

(Unaudited)

	March 31,	December 31,
	2023	2022
Balance Sheet Data:
Cash, cash equivalents, and marketable securities	$389,741	$435,620
Working capital	372,360	395,806
Total assets	467,542	514,909
Accumulated deficit	(514,170)	(480,971)
Total stockholders’ equity	386,452	411,853

Erasca, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2023	2022

Operating expenses:
Research and development	$27,585	$27,429
In-process research and development	—	2,000
General and administrative	9,440	7,076
Total operating expenses	37,025	36,505
Loss from operations	(37,025)	(36,505)
Other income (expense)
Interest income	3,877	114
Other expense	(51)	(67)
Total other income (expense), net	3,826	47
Net loss	$(33,199)	$(36,458)
Net loss per share, basic and diluted	$(0.22)	$(0.31)
Weighted-average shares of common stock used in computing net loss per share, basic and diluted	149,504,216	119,491,433
Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities, net	527	(789)
Comprehensive loss	$(32,672)	$(37,247)

ERBITUX® is a registered trademark owned by or licensed to Eli Lilly and Company, its subsidiaries, or affiliates.

MEKINIST® is a registered trademark owned by or licensed to Novartis AG, its subsidiaries, or affiliates.

IBRANCE ® and BRAFTOVI ® are each a registered trademark owned by or licensed to Pfizer Inc., its subsidiaries, or affiliates.

Contact:
Joyce Allaire
LifeSci Advisors, LLC
jallaire@lifesciadvisors.com

Source: Erasca, Inc.